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                                                                    EXHIBIT 99.1

MEDPARTNERS(TM)
--------------------------------------------------------------------------------
                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

Contacts
MEDPARTNERS
Larry R. House                                MEDPARTNERS INVESTOR RELATIONS
Chairman of the Board, President, CEO         Randy Pittman - 205-733-8996
205-733-8996                                  Tamra Sweeney - 847-559-4635
Hal Knight                                    MEDPARTNERS MEDIA RELATIONS
CFO, Executive Vice President                 Pam Huff - 205-733-8996
205-733-8996

INPHYNET                                      INPHYNET INVESTOR RELATIONS
Clifford Findeiss, MD                         Margaret Pearson
Chairman of the Board, President, CEO         1-800-424-3672 ext 7120
1-800-424-3672

George W. McCleary, Jr.
CFO, Executive Vice President
1-800-424-3672


                  MEDPARTNERS, INC. ANNOUNCES ACQUISITION OF
                       INPHYNET MEDICAL MANAGEMENT INC.


BIRMINGHAM, AL AND FORT LAUDERDALE, FL - JANUARY 21, 1997 - MEDPARTNERS, INC. (NYSE: MDM) and INPHYNET MEDICAL MANAGEMENT INC. (NASDAQ: IMMI) announce they have agreed to merge in a transaction valued at $491 million. MedPartners is the largest physician practice management company in the nation and operates the country's largest independent prescription benefits management service. The combined company, with $5.2 billion in revenues, based on third quarter annualized results, will create the largest provider of full time hospital-based physician services. MedPartners' Team Health division and InPhyNet's hospital-based physician services together generate approximately $500 million in annualized revenues. This merger also significantly enhances MedPartners position in the Florida market.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, each InPhyNet share will be converted at a fixed ratio of 1.311 shares of MedPartners common stock, which, based on MedPartners closing price of $21.875 on January 20th implies a value of $28.68 per share of InPhyNet. The transaction is expected to close near the end of the first quarter 1997 and is subject to regulatory approval and approval by InPhyNet stockholders. The transaction will be tax-free to the stockholders of InPhyNet and accounted for as a pooling of interests.

MedPartners will combine InPhyNet's hospital-based business with that of Team Health. Clifford Findeiss, MD, InPhyNet's Chairman of the Board, President and CEO, will become President of the Institutional Services Division for MedPartners with responsibility for all hospital and government physician contracting, inclusive of emergency and radiology operations. Lynn Massingale, MD, President of Team Health will assume responsibility for all hospital-based businesses in the combined entity. InPhyNet's 43 group physicians, all of whom are in south Florida, and its IPA operations with 385 physicians in Florida and Ohio, will become part of MedPartners Eastern Operations, under the direction of division President, John Gannon.

Larry R. House, Chairman of the Board, President and CEO of MedPartners, says, "The strategic visions of the two companies are identical. Both companies envisioned the transition from fee-for-service to prepaid healthcare. This transaction is evidence of MedPartners' continuing commitment as the leader in the integration of high quality physicians including group, IPA and institutional physician services. With the addition of InPhyNet's 116,000 globally capitated lives, we will now provide prepaid care to over 1.7 million enrollees." Mr. House adds, "This transaction also moves MedPartners to the forefront in hospital-based physician services and ultimately strengthens all areas of physician services."

Dr. Findeiss sees the merger as an opportunity to create the nation's largest group of physicians committed to excellence in emergency medicine and radiology. "In its 20 year history, InPhyNet has brought together an impressive group of physicians who provide these services to hospitals. Team Health can lay claim to the same accomplishment. Under the direction of MedPartners, the combination of these physicians and the services they can provide will now be unmatched in the industry." Dr. Findeiss adds, "MedPartners' nationally recognized expertise in managed care, especially in its western operations, provides additional resources from which to continue the growth of global capitation in the East through HMOs and government contract services."

Dr. Massingale calls the combination of the companies a "perfect fit." He says, "I am delighted that MedPartners and InPhyNet are able to bring together some of the best people and institutions in the country. As a result of this merger, we will have hospital-based physicians in 28 states, and, that positions us extremely well for expansion into new and existing markets. Our shared commitment allows us to work together to offer greater service to hospitals and to physicians within our group."

InPhyNet Medical Management Inc. is based in Ft. Lauderdale, FL. The company, in 1996, provided physician practice management services at 188 service sites in 26 states with hospital-based services and capitated networks. InPhyNet has over 20 years experience in managing primary care physicians for a variety of clients, including hospitals, health maintenance organizations and government institutions.

MedPartners, Inc. is the nation's largest physician practice management company. Its corporate headquarters is located in Birmingham, Alabama. The company develops, consolidates and manages healthcare delivery systems.
Through the company's network of affiliated group and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. The company operates physician practices in 25 states. Its prescription benefit management division provides services to more than 15 million people in all 50 states.
MedPartners, Inc. is affiliated with 8,810 physicians, including 2,590 in group practices, 5,261 through IPA relationships and 959 hospital-based physicians.

Smith Barney Inc. and Morgan Stanley & Co. Inc. acted as financial advisors to MedPartners and InPhyNet, respectively.
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                    FINANCIAL AND STATISTICAL INFORMATION

COMBINED FINANCIAL INFORMATION


                                           30 Annualized 1996
                                           ------------------
Revenues (in millions)                MDM         IMMI      Combined
                                    --------------------------------
     Physician Services             $2,501.5     $453.4     $2,954.9     57.0%
     Pharmaceutical Services         1,754.5         --      1,754.5     33.9%
     Specialty Services                472.0         --        472.0      9.1%
                                    --------     ------     --------    -----
         TOTAL                      $4,728.1     $453.4     $5,181.4    100.0%


STATISTICAL INFORMATION


Physicians                            MDM         IMMI      Combined
                                    ---------    --------   ---------
  Group                                 2,590         43        2,633
  IPA                                   5,261        385        5,646
  Hospital-based                          959      1,450        2,409
                                    ---------    -------    ---------
       Total                            8,810      1,878       10,688

Prepaid Lives
  Professional only                 1,025,763         --    1,025,763
  Global                              603,892    116,372      720,264
                                    ---------    -------    ---------
       Total                        1,629,655    116,372    1,746,027

Prepaid Lives - Type
  Commercial                        1,334,971     34,071    1,369,042
  Senior                              116,854     20,244      137,098
  Other                               177,830     62,057      239,887
                                    ---------    -------    ---------
       Total                        1,629,655    116,372    1,746,027

Hospital Contracts                        142        131          273
Correctional Contracts                     --         40           40

Total States                               25         26           36


Editor's Note: This news release, management photos and other information on MedPartners is available on the World Wide Web at http:/www.medpartners.com. Additional information on InPhyNet is available at http:/www.noonanrusso.com.


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